Exhibit 99.1

For Immediate Release

VPG Announces Common Stock Repurchase Program

MALVERN, Pa. (September 24, 2014) -- Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and systems, based on its resistive foil technology, today announced that its Board of Directors has approved a stock repurchase plan, authorizing the Company to repurchase in the aggregate up to 500,000 shares of its outstanding common stock.

In commenting on the repurchase plan, Marc Zandman, VPG’s Chairman of the Board said, “We are confident in our long-term growth strategy and believe our strong balance sheet provides ample cash to finance this program, continue our investments in current operations and pursue our acquisition strategy.”

Under the program authorized by its Board of Directors, the Company may repurchase shares in open market purchases or through privately negotiated transactions, subject to market and business conditions, legal requirements, and other factors. The Company may enter into Rule 10b5-1 plans to facilitate repurchases. This stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be terminated or suspended at any time at the Company’s discretion.

The Company expects to fund share repurchases through cash on hand and cash generated from its operations and borrowings under its revolving credit facility. The Company had approximately 12.7 million shares of common stock outstanding as of September 23, 2014.

About VPG
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of Foil Technology Products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's Force Sensors products and its Weighing and Control Systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Forward-Looking Statements
From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.

Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, changes in the current pace of economic recovery, including if such recovery stalls or does not continue as expected; difficulties or delays in completing acquisitions and integrating acquired companies, including KELK; the inability to realize anticipated synergies and expansion possibilities, difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; difficulties in implementing our ERP system and the associated impact on manufacturing efficiencies and customer satisfaction; difficulties in implementing our cost reduction strategies such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

VPG
Wendy Wilson
Senior Director Investor Relations and Corporate Communications
919-374-5501
wendy.wilson@vpgsensors.com